                                                              EXHIBIT 10.03.01


                              EMPLOYMENT CONTRACT
                              -------------------

     THIS AGREEMENT, made as of the 7th day of November, 1991, by and between SALEM COMMUNICATIONS CORPORATION, a Wisconsin corporation, hereinafter sometimes referred to as "Company", and ERIC HALVORSON, hereinafter sometimes referred to as "Employee".

                          W  I  T  N  E  S  S  E  T  H
                          -  -  -  -  -  -  -  -  -  -

     WHEREAS, Company and Employee have reached an agreement relative to the terms and conditions of the future employment of Employee by Company and desire to reduce such agreement to written form.

     NOW, THEREFORE, Company and Employee, in consideration of the mutual promises hereinafter set forth, hereby agree as follows:


                                   ARTICLE I
                                   ---------

                                   EMPLOYMENT
                                   ----------

     Company shall employ Employee and Employee shall serve Company as a regular employee with the title Executive Vice President. Employee shall devote his full time and energies to the business and affairs of the Company and shall not undertake any outside business activities without the full knowledge and express consent of the President of the Company. Employee shall perform such duties as are assigned to him from time to time by the President of the Company, including without limitation those duties described in a letter to Employee from the President of the Company dated June 5, 1991.

                                   ARTICLE II
                                   ----------

                                      TERM
                                      ----

     The term of Employee's employment by the Company under this Agreement shall commence as of the date hereof and shall continue thereafter for a period of seven (7) years, unless terminated earlier upon the occurrence of any of the following:

     2.1. Death.  Employee's death.
          -----

     2.2. Disability.  Employee's disability.  For purposes hereof, Employee
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shall be considered to be disabled if he is unable to render his customary services on behalf of the Company by reason of physical or mental illness or incapacity for a continuing period of one hundred eighty (180) days or for an aggregate of one hundred eighty (180) days in any continuous period of three hundred sixty-five (365) days. If there is any dispute as to whether Employee is or was unable to perform his customary services for the Company, such dispute shall be submitted to a licensed physician agreed upon by the parties or, if the parties are unable to agree, appointed by the President of the Medical Society of Ventura County, California at the request of either party. Employee shall promptly submit to such examinations and provide such information as any such physician may request, and the determination of such physician as to Employee's physical or mental condition shall be binding and conclusive.

     2.3  Resignation.  Employee's voluntary resignation upon notice given to
          -----------
the Board of Directors of the Company not less than ninety (90) days prior to the effective date of such resignation or such shorter period as may be established by the Board of Directors.

     2.4  Dismissal.  The termination of Employee's employment, with or without
          ---------
cause, upon the vote of a majority of the members of the Board of Directors of the Company; provided, however, that if Employee is serving on the Board of Directors at such time as a vote for dismissal is taken, Employee shall not participate in such vote.

                                  ARTICLE III
                                  -----------

                                  COMPENSATION
                                  ------------

      3.1   Base Salary. Company shall pay to Employee during the term of his
            -----------
employment the following amounts of annual base salary in equal semi-monthly installments:

                                           YEAR                BASE SALARY
                                           ----                -----------
                                             1                 $ 175,000
                                             2                 $ 186,000
                                             3                 $ 197,000
                                             4                 $ 209,000
                                             5                 $ 222,000
                                             6                 $ 236,000
                                             7                 $ 250,000

      [3.2  Deleted]

       3.3  Payments on Termination.  Upon the termination of Employee's
            -----------------------
employment as provided in Article II, the Company shall pay to Employee, in addition to any amounts to which he may be entitled as provided in Article IV, the base salary to which he is then entitled pursuant to Section 3.1 through the following dates:

          A. If Employee's employment is terminated by reason of his death or disability, the Company shall pay to Employee his base salary through the end of the month in which such termination occurs; and

          B. If Employee is dismissed by the Company without "cause", as defined below, the Company shall pay to Employee his base salary for the remainder of the seven (7) years during which this Agreement would have been in effect if Employee has not been terminated. If dismissal is for "cause", which shall be defined as a determination by the Board of Directors (excluding Employee, if he is a member of the Board of Directors) that Employee, after fair warning, has been consistently and inadequately performing his duties hereunder or has engaged in conduct materially injurious to the Company, then Employee shall receive his base salary through the end of the month in which such termination occurs. For purposes of this Agreement, Employee's voluntary termination of employment shall be demeaned a termination for cause.

                                   ARTICLE IV
                                   ----------


                      VACATION, EXPENSES, FRINGE BENEFITS
                      -----------------------------------

     4.1  Vacation.  Employee shall be entitled to four (4) weeks paid vacation,
          --------
non-cumulative, during each calendar year.

     4.2  Expenses.  Company shall reimburse Employee for all reasonable
          --------
expenses incurred in connection with his employment. The Company shall pay all professional society dues of Employee and shall pay all reasonable expenses of Employee in attending programs to satisfy continuing professional education requirements, provided such attendance has first been approved by the Board of Directors of the Company.

     4.3  Fringe Benefits.  In addition to the compensation to which Employee is
          ---------------
entitled under Article III above, Employee shall be entitled to participate in family group health insurance, life insurance and long-term disability insurance programs currently in effect and which may be established from time to time by the Company. All costs associated with these insurance programs shall be paid by the Company.

     4.4  Country Club Membership.  The Company agrees to loan Employee the
          -----------------------
amount of Fifty-Five Thousand Dollars ($55,000.00) for the purposes of purchasing a membership in Spanish Hills Country Club. Interest shall accrue on the loan at the prime rate established from time to time by Security Pacific
National Bank.    Repayment terms will be established by the Company and
Employee in good faith. All dues related to Employee's membership in Spanish Hills Country Club shall be paid by the Company.

                                   ARTICLE V
                                   ---------


                                 MISCELLANEOUS
                                 -------------

     5.1  Notices.   Any notices required or permitted to be given under this
          -------
Agreement shall be sufficient if in writing and if sent by registered or certified mail or personally delivered to the residence of Employee or the legal representative of his estate or to the principal office of the Company directed to the attention of the Board of Directors, as the case may be.

     5.2  Waiver of Breach.  The waiver by Company or Employee of any breach of
          ----------------
any provision of this Agreement by the other shall not be deemed a waiver of any subsequent breach.

     5.3  Assignment.  This Agreement shall not be assignable by the Company
          ----------
without the written consent of Employee except that if Company shall merge or consolidate with or into or transfer substantially all of its assets, including goodwill, to another corporation or other form of business organization, this Agreement shall be binding upon and inure to the benefit of the successor of Company resulting from such merger, consolidation or transfer. Neither Employee nor his beneficiaries may assign, pledge or encumber his interest in this Agreement or any part thereof without the written consent of Company.

     5.4  Governing Law.  This Agreement and all questions arising in connection
          -------------
therewith shall be governed by the laws of the State of California.

     5.5  Arbitration.  Any dispute or controversy arising under or relating to
          -----------
the application or interpretation of this Agreement shall be determined by arbitration in Camarillo, California, according to the rules then obtaining of the American Arbitration Association for the resolution of commercial disputes and the decision so rendered shall be binding and conclusive upon Employee and Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       COMPANY:
                                       SALEM COMMUNICATIONS CORPORATION

                                       By: /s/ Edward G. Altsinger III
                                           -----------------------------------
                                           EDWARD G. ALTSINGER III, President

                                       By: /s/ Stuart W. Epperson
                                           -----------------------------------
                                           STUART W. EPPERSON, Chairman

                                               EMPLOYEE:

                                       By: /s/ Eric Halvorson
                                           -----------------------------------
                                           ERIC HALVORSON, Employee